CSW International Two, Inc.*
                               Statement of Income
                   For the Twelve Months Ended March 31, 1997
                                   (Unaudited)
                              (Millions of dollars)


Operating Revenues
            Electric Revenues                                            $1,832
            Other                                                             5
                                                                        -------
               Total operating revenues                                   1,837
                                                                        -------

Operating Expenses
            Cost of Goods Sold                                            1,300
            General and administrative                                       (5)
            Depreciation and amortization                                    89
            Other                                                           196
                                                                        -------
               Total operating expenses                                   1,580
                                                                        -------

Operating Income                                                            257

Other Income (Expense)
            Interest income                                                  14
            Interest expense                                               (116)
                                                                        -------
               Total other income (expense)                                (102)
                                                                        -------

Income Before Income Taxes                                                  155
Provision for Income Taxes                                                   40
                                                                        -------

Net Income                                                                 $115
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* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International
  Two, Inc.